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                                                                    EXHIBIT 99.1

                           MCGLEN INTERNET GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder of Mcglen Internet Group, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Prospectus, each dated _____, 2001, and hereby appoints Mike Chen and Grant Trexler, and each of them, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Mcglen to be held _____, 2001 at __________, at ____________, and at any adjournments or postponements thereof, and to vote all shares of the common stock of Mcglen which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below:

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

                  The Board of Directors recommends a vote FOR Items (1), (2),
(3), (4) and (5).

1. Approval to amend Mcglen's certificate of incorporation to increase the number of shares of authorized common stock to 90,000,000.

              |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN

2. Approval to amend Mcglen's certificate of incorporation to change Mcglen's corporate name.

              |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN

3.   Approval to adopt the Mcglen 2000 Stock Option Plan.

              |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN




4.   ELECTION OF DIRECTORS.


          |_|  FOR EACH NOMINEE LISTED BELOW          |_|  WITHHOLD AUTHORITY TO
               (EXCEPT AS NOTED TO THE CONTRARY BELOW)     VOTE FOR EACH NOMINEE
                                                           LISTED BELOW

                                   PETER JANSSEN, CHAIR
                                   MIKE CHEN
                                   GEORGE LEE
                                   CALBERT LAI
                                   DAVID P. JONES

         (AUTHORITY TO VOTE FOR ANY NOMINEE NAMED MAY BE WITHHELD BY LINING THROUGH THAT NOMINEE'S NAME)


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Mcglen Annual Meeting or any adjournments or postponements thereof.


                               (SEE REVERSE SIDE)
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                          [REVERSE SIDE OF PROXY CARD]

                  THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS THEY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE PROPOSALS UNLESS THIS PROXY IS DIRECTED TO VOTE AGAINST THE PROPOSALS).

         The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of Mcglen either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Mcglen Annual Meeting and voting in person.

       PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATES.

                              --------------------------------------

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                                  Signature(s) of Stockholder or
                                    Authorized Representative

                              Date: ________________________________

                              Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When shares have been issued in the name of two or more persons, all should sign. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.